UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2012

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35121 (Commission File Number)	27-1840403 (I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California (Address of principal executive offices)	90067 (Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First Supplemental Indenture for 4.500% Senior Notes due 2016

As previously announced, on September 26, 2012,  Air Lease Corporation (the “Company”) issued $450 million aggregate principal amount of 4.500% senior unsecured notes due 2016 (the “Existing Notes”) pursuant to the Indenture, dated as of September 26, 2012 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

On October 3, 2012, the Company issued an additional $50 million aggregate principal amount of 4.500% senior unsecured notes due 2016 (the “Additional Notes” and, together with the Existing Notes, the “Notes”) pursuant to the Base Indenture, as supplemented by the First Supplemental Indenture, dated as of October 3, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.  The Additional Notes were sold in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), only to qualified institutional buyers and non-U.S. persons outside of the United States in reliance upon Rule 144A and Regulation S, respectively, under the Securities Act. The Company intends to use the proceeds of the offering to fund the acquisition of commercial aircraft and for other general corporate purposes.  With the completion of this offering, the Company has sold and issued a total of $500 million aggregate principal amount of the Notes.

The Additional Notes were sold at par plus accrued interest from September 26, 2012, the issue date of the Existing Notes.  The Additional Notes have the same CUSIP and ISIN numbers, and have the same terms, as the Existing Notes. The Additional Notes, together with the Existing Notes, will be treated as a single series for all purposes under the Indenture.

The Notes will mature on January 15, 2016 and will bear interest at a rate of 4.500% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2013.  At any time prior to September 26, 2015, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 104.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption.  In addition, at any time prior to January 15, 2016, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole premium” as described in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption.  Upon the occurrence of a change of control of the Company as defined in the Indenture, the Company must offer to purchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.  The Notes will bear additional interest of 0.50% per annum during any period from and after September 26, 2013 during which a publicly available rating on the Notes is not maintained by at least one rating agency described in the Indenture.  In addition, under certain circumstances where the Company has failed to comply with the registration and exchange requirements set forth in the Registration Rights Agreement (as defined below), the Company will be required to pay additional interest to the holders of the Notes as described below.

The Notes are senior unsecured obligations of the Company. The Notes (i) rank senior in right of payment to all of the Company’s future subordinated indebtedness; (ii) rank equally in right of payment with all of the Company’s existing and future senior indebtedness; (iii) are effectively subordinated to any of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of the Company’s subsidiaries.

The Indenture contains financial maintenance covenants relating to the Company’s consolidated net worth, consolidated unencumbered assets and interest coverage.  In addition, the Indenture contains covenants that, among other things, (x) limit the ability of the Company and the ability of the Company’s subsidiaries to pay dividends on or repurchase certain equity interests, prepay subordinated obligations, alter their lines of business and engage in affiliate transactions; (y) limit the ability of the Company’s subsidiaries to incur unsecured indebtedness; and (z) limit the ability of the Company and the ability of each Note guarantor subsidiary, if any, to consolidate, merge or sell all or substantially all of its assets.  These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture, including the suspension of the interest coverage test and the limitation on the payment of dividends on or repurchases of certain equity interests and prepayments of subordinated indebtedness at such time as the Notes are rated investment grade as defined in the Indenture.

The Notes were not guaranteed by any of the Company’s subsidiaries on the date the Notes were issued.  However, the Notes will be required to be guaranteed on a senior unsecured basis by any of the Company’s existing and future direct and indirect subsidiaries that guarantee certain of the Company’s indebtedness. Thereafter, under certain circumstances, subsidiary guarantors may be released from their Note guarantees without the consent of the holders of the Notes. The Note guarantees, if any, would be the senior unsecured obligations of the Company’s subsidiaries that guarantee the Notes.

Events of default under the Indenture include, among others, the following (subject in certain cases to grace and cure periods): nonpayment, breach of covenants in the Indenture, payment default or acceleration of certain indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency.  Generally, if an event of default other than due to certain events of bankruptcy or insolvency is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  If an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries is continuing, the principal of and accrued but unpaid interest on all Notes would become due and payable immediately without further action or notice.

The foregoing description is not complete and is qualified in its entirety by reference to (i) the complete text of the Base Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2012 and incorporated by reference herein and (ii) the complete text of the First Supplemental Indenture filed as Exhibit 4.2 hereto and incorporated by reference herein.

Registration Rights Agreement

On October 3, 2012, in connection with the issuance of the Additional Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), with J.P. Morgan Securities LLC, for itself and on behalf of the initial purchaser.

Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to (1) file with the SEC a registration statement with respect to a registered offer to exchange the Additional Notes for new notes with terms substantially identical in all material respects to the Additional Notes (except that the exchange notes will not contain terms with respect to transfer restrictions or the payment of additional interest described below) and (2) cause the registration statement to be declared effective under the Securities Act.  In the event that the Company determines that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, or if the exchange offer is not for any other reason completed by June 23, 2013, or if under certain circumstances J.P. Morgan Securities LLC so requests, the Company agreed to use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the Additional Notes and to keep that shelf registration statement effective until the date that the Additional Notes cease to be registrable securities or the date that is 365 days after the shelf registration statement initially became effective, whichever period is shorter.  Under certain circumstances where the Company has failed to comply with the registration and exchange requirements set forth in the Registration Rights Agreement (including failing to complete the exchange offer on or prior to June 23, 2013), the Company will be required to pay additional interest to the holders of the Additional Notes that may in no event exceed 1.00% per annum.   Any registration statement with respect to a registered offer to exchange the Existing Notes for new registered notes pursuant to the terms of that certain Registration Rights Agreement, dated September 26, 2012, by and between the Company and J.P. Morgan Securities LLC, for itself and on behalf of the several initial purchasers, entered into in connection with the issuance of the Existing Notes, shall also apply to a registered offer to exchange the Additional Notes for new registered notes.

The foregoing description is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement filed as Exhibit 4.3 hereto and incorporated herein by reference.

Deutsche Bank Trust Company Americas, J.P. Morgan Securities LLC and their respective affiliates have provided in the past to the Company and its affiliates, and may provide to the Company and its affiliates from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of business, for which they have received and may receive customary payments of interest, fees and commissions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release announcing the closing of the Additional Notes on October 3, 2012.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 4.1

Indenture, dated as of September 26, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Air Lease Corporation’s Current Report on Form 8-K filed with the SEC on September 26, 2012).

Exhibit 4.2	First Supplemental Indenture, dated as of October 3, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

Exhibit 4.3	Registration Rights Agreement, dated as of October 3, 2012, between Air Lease Corporation and J.P. Morgan Securities LLC, for itself and on behalf of the initial purchaser.

Exhibit 99.1	Press Release dated October 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: October 3, 2012	/s/ Carol H. Forsyte
Carol H. Forsyte
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

4.1

Indenture, dated as of September 26, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Air Lease Corporation’s Current Report on Form 8-K filed with the SEC on September 26, 2012).

4.2	First Supplemental Indenture, dated as of October 3, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3	Registration Rights Agreement, dated as of October 3, 2012, between Air Lease Corporation and J.P. Morgan Securities LLC, for itself and on behalf of the initial purchaser.

99.1	Press Release dated October 3, 2012.